UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  April 6, 2015

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

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(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 6, 2015, the Company received notice from NASDAQ that due to the death of Director Ted Sharp on March 20, 2015, the Company currently has only 2 independent directors on the Audit Committee and therefore it currently does not comply with NASDAQ’s audit committee requirements under Listing Rule 5605.

Under Listing Rule 5605(c)(4), NASDAQ has granted the Company a cure period to regain compliance with Rule 5605 by naming a new Independent Director to the Audit Committee. The cure period extends until (i) the earlier of the Company’s next annual shareholders’ meeting or March 20, 2016; or (ii) if the next annual shareholders’ meeting is held before September 16, 2015, then the Company must evidence compliance no later than September 16, 2015. The Company is currently searching for a new Independent Director who will have the necessary qualifications and financial experience to serve on the Audit Committee. The next annual shareholders’ meeting will be held in early calendar 2016 and the Company intends to regain compliance before that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  “Donald Boone”

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date: April 8, 2015

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  “Murray G. Smith”

Name: Murray G. Smith

Title: Chief Financial Officer